Exhibit 16.1

Zhen Hui Certiﬁed Public Accountants Hong Kong Our ref: H13090/HH May 29, 2023 Units 1493-1404, Dominion Centre, 43-59 Queen's Road East, Wan Chai, Hong Kong Tel: (852) 2521 0706 Fax: (852) 2521 7324 Email: Audit@ShenHuiCPA.com Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 Dear Sirs/Madams: We have read Item 4.01 of Value Exchange International, Inc.’s Form 8-K dated May 29, 2023, and have the following comments: 1. We agree with the statements made in item 4.01 (a). 2. We have no basis on which to agree or disagree with the statements made in Item 4.01 (b). Yours truly, Horace Man Kit Ho Zhen Hui Certiﬁed Public Accountants Hong Kong